Exhibit 11.1


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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

                                                              Three Months Ended
                                                                    March 31,
                                                            2000                 1999
                                                            ----                 ----
                                                     (in thousands, except for per share data)

Basic:
    Net income applicable to common
        stock                                              $ 3,378             $ 7,250
                                                           =======             =======
    Weighted average number of
        common shares outstanding                           15,625              15,432
                                                           =======             =======

   Basic net income per share                              $   .22             $   .47
                                                           =======             =======

Diluted:
    Net income applicable to common
        stock                                              $ 3,378             $ 7,250
                                                           =======             =======
    Weighted average number of
        common shares outstanding                           15,625              15,432
    Weighted average number of
        dilutive common stock equivalents                       80                 675
                                                           -------             -------
    Weighted average number of
        common and common equivalent
         shares outstanding                                 15,705              16,107
                                                           =======             =======

   Diluted net income per share                            $   .22             $   .45
                                                           =======             =======
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